For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Strong Third Quarter Earnings
on Improved Credit Quality

Billings, MT - October 21, 2013 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) reports third quarter 2013 net income available to common shareholders of $23.8 million, or $0.54 per diluted share, a 56% increase over third quarter 2012 net income available to common shareholders of $15.3 million, or $0.35 per diluted share. For the first nine months of 2013, the Company reported net income available to common shareholders of $65.4 million, or $1.49 per diluted share, compared to $38.8 million, or $0.90 per diluted share, during the same period in 2012.

THIRD QUARTER FINANCIAL HIGHLIGHTS

•	1.53% non-performing assets to total assets, a decline from 1.76% as of June 30, 2013 and 2.24% as of September 30, 2012

•	Annualized net charged-off loans of 0.23% of average loans during the three months ended September 30, 2013

•	$3 million reversal of provision for loan losses

•	$6 million of OREO sales during third quarter 2013 at a net gain of $525 thousand

•	3.52% net interest margin, a decrease of 4 basis points from second quarter 2013 and 11 basis points from third quarter 2012

•	4% growth in loans held for investment, as compared to September 30, 2012
“Our earnings per share increased 54% over the prior year, driven primarily by lower credit costs as we continue to experience positive trends in asset quality," said Ed Garding, President and Chief Executive Officer of First Interstate BancSystem, Inc. “Over the past year, our non-performing assets have declined by 31% and our criticized loans have declined by 25%. As a result of the substantial improvement in credit quality, we determined that a lower level of allowance for credit losses was appropriate and recorded a $3 million negative provision for loan losses during third quarter," Garding continued. "I am pleased to report that even without the provision reversal, our third quarter earnings surpassed quarterly earnings reported for the first and second quarters of 2013," Garding further stated.

“Although an overall decline in residential mortgage volumes resulted in a lower level of income from loans sold into the secondary market, we had sufficient volume to drive a 5% increase in our retained residential real estate portfolio during the third quarter. We also continue to see strength in our indirect consumer loan portfolio, which increased 3% during the quarter. While commercial and commercial real estate loan demand continued to be relatively weak, when compared to the demand we have historically experienced, and negatively impacted our overall level of revenue, we did a good job of managing expenses in order to maintain a solid level of profitability,” said Garding.
DIVIDEND DECLARATION

On October 21, 2013, the Executive Committee of the Company's Board of Directors declared a dividend of $0.14 per common share. The dividend is payable on November 15, 2013 to owners of record as of November 1, 2013.

NET INTEREST INCOME

The Company's net interest income, on a fully taxable equivalent, or FTE, basis, was $60.1 million during third quarter 2013, as compared to $59.9 million during second quarter 2013 and $62.2 million during third quarter 2012. Our net FTE interest margin ratio decreased to 3.52% during third quarter 2013, as compared to 3.56% during second quarter 2013 and 3.63% during third quarter 2012. Declines in yields earned on the Company's loan and investment portfolios during third quarter 2013 were partially offset by increases in average outstanding loans, reductions in the cost of interest bearing liabilities and lower average outstanding time deposits. Also offsetting the impact of lower asset yields during the three and nine months ended September 30, 2013, as compared to the same periods in 2012, was the December 2012 contractual repricing of $46 million of junior subordinated debentures from a weighted average fixed interest rate of 7.07% to variable rates averaging 2.60% over LIBOR.

NON-INTEREST INCOME

Non-interest income decreased to $27.6 million during third quarter 2013, as compared to $29.6 million during second quarter 2013 and $30.2 million during third quarter 2012. These decreases were primarily due to lower income from the origination and sale of mortgage loans, which was partially offset by increases in wealth management revenues.

Income from the origination and sale of loans decreased to $7.9 million during third quarter 2013, as compared to $10.0 million during second quarter 2013, and $11.7 million during third quarter 2012, primarily due to lower demand for refinancing loans. The Company's total mortgage loan production decreased approximately 21% during third quarter 2013, as compared to second quarter 2013, and 33% as compared to third quarter 2012. Loans originated for home purchases accounted for approximately 72% of the Company's mortgage loan production during third quarter 2013, as compared to approximately 53% during the second quarter 2013 and approximately 38% during third quarter 2012.

Wealth management revenues increased to $4.6 million during third quarter 2013, as compared to $4.0 million during second quarter 2013 and $3.6 million during third quarter 2012. During third quarter 2013, the Company recorded revenues from the sale of two multi-million dollar life insurance policies aggregating $370 thousand. The remainder of third quarter 2013 increases, as compared to second quarter 2013 and third quarter 2012, were primarily due to the addition of new wealth management customers and increases in assets under trust management.

NON-INTEREST EXPENSE

Non-interest expense decreased to $52.6 million during third quarter 2013, as compared to $55.0 million during second quarter 2013 and $57.1 million during third quarter 2012, primarily due to decreases in salaries and wages expense and reductions in other expenses. Also contributing to the third quarter 2013 decrease in non-interest expense, as compared to the same period in the prior year, were reductions in other real estate owned, or OREO, expense.

Salaries and wages expense was $22.8 million for third quarter 2013, as compared to $23.5 million for second quarter 2013 and $23.3 million for third quarter 2012. Salaries expense, the largest component of salaries and wages expense, remained stable at $21.0 million during third quarter 2013, second quarter 2013 and third quarter 2012.

During third quarter 2013, the Company recorded net OREO expense of $18 thousand, as compared to net OREO income of $915 thousand during second quarter 2013 and net OREO expense of $2.6 million during third quarter 2012. Third quarter 2013 net OREO expense included $543 thousand of net operating expenses, which were offset by net gains on the sale of properties of $525 thousand. This compares to $678 thousand of net operating expenses, $259 thousand of fair value write-downs and net gains of $1.9 million during second quarter 2013, and $1.1 million of net operating expenses, $2.3 million of fair value write-downs and net gains of $775 thousand during third quarter 2012.

Other expenses decreased to $12.7 million during third quarter 2013, as compared to $15.5 million during second quarter 2013 and $14.5 million during third quarter 2012, primarily due to variations in the timing of expense recognition in the ordinary course of business. In addition, FDIC insurance premiums decreased $151 thousand during third quarter 2013, as compared to second quarter 2013, and $417 thousand as compared to third quarter 2012, primarily due to lower assessment rates reflective of improved credit quality.

BALANCE SHEET

Total loans increased to $4,332 million as of September 30, 2013, from $4,297 million as of June 30, 2013 and $4,180 million as of September 30, 2012, with the most notable growth occurring in residential real estate and consumer loans. Residential real estate loans increased to $842 million as of September 30, 2013, from $804 million as of June 30, 2013 and $639 million as of September 30, 2012, due to continued retention of certain residential loans with contractual terms of fifteen years or less and increased housing demand in the Company's market areas.

Consumer loans grew to $672 million as of September 30, 2013, from $653 million as of June 30, 2013 and $630 million as of
September 30, 2012. Growth in consumer loans occurred primarily in indirect loans, which increased to $477 million as of September 30, 2013, from $457 million as of June 30, 2013 and $431 million as of September 30, 2012, due to expansion of the Company's indirect lending program within existing markets.

Commercial real estate loans decreased to $1,441 million as of September 30, 2013, from $1,447 million as of June 30, 2013 and $1,514 million as of September 30, 2012, primarily due to weak loan demand combined with the movement of lower quality loans out of the portfolio through charge-off, pay-off and foreclosure.

Total deposits increased to $6,109 million as of September 30, 2013, from $5,930 million as of June 30, 2013 and $6,036 million as of September 30, 2012, with a continued shift in the mix of deposits away from higher costing time deposits to lower costing demand and savings deposits. As of September 30, 2013, time deposits comprised 20.3% of total deposits, as compared to 21.1% as of June 30, 2013 and 23.6% as of September 30, 2012.

OREO decreased to $19 million as of September 30, 2013, from $23 million as of June 30, 2013, primarily due to sales of OREO properties. During third quarter 2013, the Company recorded OREO additions of $2 million and sold OREO properties with carrying values of $6 million at a $525 thousand net gain. OREO sales were composed primarily of commercial and land and land development properties. As of September 30, 2013, the composition of OREO properties was as follows: 19% residential real estate; 59% land and land development and 22% commercial.

ASSET QUALITY

Non-performing loans decreased to $96 million as of September 30, 2013, from $105 million as of June 30, 2013, primarily due to the movement of non-accrual loans out of the loan portfolio through pay-off, charge-off and upgrade. Non-performing loans decreased to $96 million as of September 30, 2013, from $127 million as of September 30, 2012, primarily due to the movement of non-accrual loans out of the loan portfolio through charge-off or foreclosure.

The Company charged-off loans of $5 million during third quarter 2013, compared to $4 million during second quarter 2013 and $15 million during third quarter 2012. Recoveries of charged-off loans were $2 million during third quarter 2013, compared to $4 million during second quarter 2013 and $2 million during third quarter 2012. Approximately 29% of the third quarter 2013 charge-offs related to the loans of one commercial and one commercial real estate borrower.

The Company reversed $3.0 million of provision for loan losses during third quarter 2013, as compared to recording provisions of $375 thousand during second quarter 2013 and $9.5 million during third quarter 2012. The third quarter 2013 reversal of provision is reflective of continued improvement in and stabilization of credit quality as evidenced by declining levels of non-performing assets and criticized loans. As of September 30, 2013, non-performing assets and total criticized assets were at their lowest quarterly levels since 2008.

Beginning in 2013, the Company no longer presents accruing loans modified in troubled debt restructurings as non-performing loans. While still considered impaired under applicable accounting guidance, these loans are performing as agreed under their modified terms and management expects performance to continue. Prior period balances and ratios have been adjusted to reflect this change.

Third Quarter 2013 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss third quarter 2013 results at 11:00 a.m. Eastern Time (9:00 a.m. MT) on Tuesday, October 22, 2013. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-888-317-6016 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. MT) on October 22, 2013 through November 22, 2013 by dialing 1-877-344-7529 (using conference ID 10034035). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 74 banking offices, including detached drive-up facilities, in 41 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this press release: continuing or worsening economic conditions, adverse economic conditions affecting Montana, Wyoming and western South Dakota, credit losses, concentrations of real estate loans, commercial loan risk, adequacy of the allowance for loan losses, impairment of goodwill, changes in interest rates, access to low-cost funding sources, increases in deposit insurance premiums, repurchases of mortgage loans from or reimbursements to investors due to contractual or warranty breach, inability to grow business, governmental regulation and changes in regulatory, tax and accounting rules and interpretations, sweeping changes in regulation of financial institutions due to passage of the Dodd-Frank Act, changes in or noncompliance with governmental regulations, effects of recent legislative and regulatory efforts to stabilize financial markets, dependence on the Company’s management team, ability to attract and retain qualified employees, failure of technology, reliance on external vendors, inability to meet liquidity requirements, lack of acquisition candidates, failure to manage growth, competition, inability to manage risks in turbulent and dynamic market conditions, ineffective internal operational controls, environmental remediation and other costs, litigation pertaining to fiduciary responsibilities, failure to effectively implement technology-driven products and services, capital required to support the Company’s bank subsidiary, soundness of other financial institutions, impact of proposed Basel III capital standards for U.S. banks, inability of our bank subsidiary to pay dividends, implementation of new lines of business or new product or service offerings, change in dividend policy, lack of public market for our Class A common stock, volatility of Class A common stock, voting control of Class B stockholders, decline in market price of Class A common stock, dilution as a result of future equity issuances, uninsured nature of any investment in Class A common stock, anti-takeover provisions, controlled company status and subordination of common stock to Company debt.
These factors are not necessarily all of the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary
(Unaudited, $ in thousands, except per share data)

	2013			2012
CONDENSED INCOME STATEMENTS	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Net interest income	$58,956	$58,760	$59,277	$60,973	$61,005
Net interest income on a fully-taxable equivalent ("FTE") basis	60,066	59,879	60,405	62,143	62,165
Provision for loan losses	(3,000)	375	500	8,000	9,500
Non-interest income:
Income from the origination and sale of loans	7,934	10,043	10,675	12,321	11,665
Other service charges, commissions and fees	9,286	8,977	8,256	8,774	8,774
Service charges on deposit accounts	4,360	4,323	4,068	4,401	4,395
Wealth management revenues	4,581	4,020	4,134	3,659	3,557
Investment securities gains (losses), net	30	(12)	8	53	66
Other Income	1,416	2,228	1,678	1,427	1,725
Total non-interest income	27,607	29,579	28,819	30,635	30,182
Non-interest expense:
Salaries and wages	22,806	23,470	23,405	23,288	23,341
Employee benefits	7,328	7,546	8,175	6,113	7,447
Occupancy, net	4,292	4,063	4,026	3,968	3,793
Furniture and equipment	3,147	3,163	3,052	3,301	3,231
Outsourced technology services	2,295	2,195	2,157	2,199	2,182
Other real estate owned (income) expense, net	18	(915)	1,896	3,877	2,612
Other expenses	12,693	15,498	13,974	15,086	14,458
Total non-interest expense	52,579	55,020	56,685	57,832	57,064
Income before taxes	36,984	32,944	30,911	25,776	24,623
Income taxes	13,172	11,439	10,867	8,931	8,468
Net income	23,812	21,505	20,044	16,845	16,155
Preferred stock dividends	—	—	—	731	863
Net income available to common shareholders	$23,812	$21,505	$20,044	$16,114	$15,292

PER COMMON SHARE DATA
Net income - basic	$0.54	$0.49	$0.46	$0.37	$0.36
Net income - diluted	0.54	0.49	0.46	0.37	0.35
Cash dividend paid	0.14	0.13	—	0.25	0.12
Book value at quarter end	17.98	17.56	17.69	17.35	17.29
Tangible book value at quarter end*	13.71	13.25	13.35	12.97	12.90

OUTSTANDING COMMON SHARES
At period-end	44,089,962	43,835,881	43,614,942	43,290,323	43,252,383
Weighted average shares - basic	43,699,566	43,480,502	43,140,409	43,032,697	42,989,564
Weighted-average shares - diluted	44,284,844	43,908,287	43,428,382	43,198,076	43,120,077

SELECTED ANNUALIZED RATIOS
Return on average assets	1.28%	1.17%	1.08%	0.88%	0.86%
Return on average common equity	12.13	11.08	10.68	8.55	8.22
Return on average tangible common equity*	16.01	14.63	14.23	11.45	11.07
Net FTE interest income to average earning assets	3.52	3.56	3.55	3.55	3.63

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2013				2012
BALANCE SHEET SUMMARIES	Sep 30		Jun 30	Mar 31	Dec 31	Sep 30
Assets:
Cash and cash equivalents	$542,343		$368,217	$498,543	$801,332	$611,335
Investment securities	2,145,083		2,138,539	2,221,595	2,203,481	2,166,727
Loans held for investment:
Commercial real estate	1,441,297		1,447,145	1,469,302	1,497,272	1,513,784
Construction real estate	341,284		337,211	330,886	334,529	340,074
Residential real estate	841,707		804,200	758,480	708,339	639,235
Agricultural real estate	176,594		176,799	172,522	177,244	175,395
Consumer	672,184		652,944	636,364	636,794	629,757
Commercial	681,416		680,751	688,844	688,753	672,100
Agricultural	123,565		121,530	111,411	113,627	135,467
Other	1,912		2,498	1,307	912	1,359
Mortgage loans held for sale	52,133		74,286	55,443	66,442	72,880
Total loans	4,332,092		4,297,364	4,224,559	4,223,912	4,180,051
Less allowance for loan losses	92,990		98,528	97,904	100,511	99,006
Net loans	4,239,102		4,198,836	4,126,655	4,123,401	4,081,045
Premises and equipment, net	179,785		181,940	185,237	187,565	188,851
Goodwill and intangible assets (excluding mortgage servicing rights)	188,569		188,925	189,281	189,637	189,994
Company owned life insurance	76,701		77,602	77,158	76,729	76,371
Other real estate owned, net	18,537		22,782	32,470	32,571	39,971
Mortgage servicing rights, net	13,518		13,304	13,006	12,653	12,334
Other assets	96,462		101,363	95,372	94,392	94,524
Total assets	$7,500,100		$7,291,508	$7,439,317	$7,721,761	$7,461,152

Liabilities and stockholders' equity:
Deposits:
Non-interest bearing	$1,503,969		$1,393,732	$1,406,892	$1,495,309	$1,443,773
Interest bearing	4,604,656		4,536,600	4,621,453	4,745,102	4,591,959
Total deposits	6,108,625		5,930,332	6,028,345	6,240,411	6,035,732
Securities sold under repurchase agreements	428,110		421,314	467,205	505,785	460,805
Accounts payable, accrued expenses and other liabilities	50,900		50,292	52,767	54,742	47,098
Long-term debt	37,128		37,139	37,150	37,160	37,170
Preferred stock pending redemption	—		—	—	50,000	—
Subordinated debentures held by subsidiary trusts	82,477		82,477	82,477	82,477	82,477
Total liabilities	6,707,240		6,521,554	6,667,944	6,970,575	6,663,282
Stockholders' equity:
Preferred stock	—		—	—	—	50,000
Common stock	283,352		279,232	274,929	271,335	270,553
Retained earnings	517,456		499,761	483,904	463,860	458,506
Accumulated other comprehensive income (loss)	(7,948)		(9,039)	12,540	15,991	18,811
Total stockholders' equity	792,860		769,954	771,373	751,186	797,870
Total liabilities and stockholders' equity	$7,500,100		$7,291,508	$7,439,317	$7,721,761	$7,461,152

CONSOLIDATED CAPITAL RATIOS
Total risk-based capital	16.68%	s	16.29%	15.91%	15.59%	16.52%
Tier 1 risk-based capital	14.85	s	14.45	14.07	13.60	14.53
Tier 1 common capital to total risk-weighted assets	13.33	s	12.83	12.41	11.94	11.81
Leverage Ratio	10.01	s	9.73	9.24	8.81	9.56
Tangible common stockholders' equity to tangible assets*	8.26		8.18	8.03	7.46	7.67

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Financial Summary - continued
(Unaudited, $ in thousands)

	2013			2012
ASSET QUALITY	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
Allowance for loan losses	$92,990	$98,528	$97,904	$100,511	$99,006
As a percentage of period-end loans	2.15%	2.29%	2.32%	2.38%	2.37%

Net charge-offs during quarter	$2,538	$(249)	$3,107	$6,495	$13,288
Annualized as a percentage of average loans	0.23%	(0.02)%	0.30%	0.62%	1.26%

Non-performing assets:
Non-accrual loans	$94,015	$103,729	$98,594	$107,799	$122,931
Accruing loans past due 90 days or more	2,188	1,742	1,941	2,277	4,339
Total non-performing loans	96,203	105,471	100,535	110,076	127,270
Other real estate owned	18,537	22,782	32,470	32,571	39,971
Total non-performing assets	114,740	128,253	133,005	142,647	167,241
As a percentage of:
Total loans and OREO	2.64%	2.97%	3.12%	3.35%	3.96%
Total assets	1.53%	1.76%	1.79%	1.85%	2.24%

ASSET QUALITY TRENDS	Provision for Loan Losses	Net Charge-offs	Allowance for Loan Losses	Accruing Loans 30-89 Days Past Due	Accruing TDRs	Non-Performing Loans	Non-Performing Assets
Q3 2010	$18,000	$12,092	$120,236	$47,966	$26,630	$175,378	$210,674
Q4 2010	17,500	17,256	120,480	57,011	13,490	197,194	230,822
Q1 2011	15,000	11,034	124,446	68,021	33,344	216,534	248,529
Q2 2011	15,400	15,267	124,579	70,145	31,611	231,856	260,179
Q3 2011	14,000	18,276	120,303	62,165	35,616	226,962	252,042
Q4 2011	13,751	21,473	112,581	75,603	37,376	204,094	241,546
Q1 2012	11,250	7,929	115,902	58,531	36,838	185,927	230,683
Q2 2012	12,000	25,108	102,794	55,074	35,959	136,374	190,191
Q3 2012	9,500	13,288	99,006	48,277	35,428	127,270	167,241
Q4 2012	8,000	6,495	100,511	34,602	31,932	110,076	142,647
Q1 2013	500	3,107	97,904	41,924	35,787	100,535	133,005
Q2 2013	375	(249)	98,528	39,408	23,406	105,471	128,253
Q3 2013	(3,000)	2,538	92,990	39,414	21,939	96,203	114,740

CRITICIZED LOANS	Special Mention	Substandard	Doubtful	Total
Q3 2010	$340,075	$340,973	$116,003	$797,051
Q4 2010	305,925	303,653	133,353	742,931
Q1 2011	293,899	299,072	135,862	728,833
Q2 2011	268,450	309,029	149,964	727,443
Q3 2011	261,501	305,145	134,367	701,013
Q4 2011	240,903	269,794	120,165	630,862
Q1 2012	242,071	276,165	93,596	611,832
Q2 2012	220,509	243,916	81,473	545,898
Q3 2012	223,306	229,826	66,179	519,311
Q4 2012	209,933	215,188	42,459	467,580
Q1 2013	197,645	197,095	43,825	438,565
Q2 2013	192,390	161,786	52,266	406,442
Q3 2013	180,850	168,278	42,415	391,543

sPreliminary estimate - may be subject to change.
*See Non-GAAP Financial Measures included herein for a discussion regarding tangible book value per common share, return on average tangible common equity and tangible common stockholders' equity to tangible assets.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited, $ in thousands)

	Three Months Ended
	September 30, 2013			June 30, 2013			September 30, 2012
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,327,995	$55,345	5.07%	$4,256,579	$55,270	5.21%	$4,183,016	$57,872	5.50%
Investment securities (2)	2,115,301	9,479	1.78	2,153,342	9,588	1.79	2,098,576	11,123	2.11
Interest bearing deposits in banks	323,781	207	0.25	335,761	212	0.25	525,149	336	0.25
Federal funds sold	4,772	8	0.67	3,322	5	0.60	3,006	4	0.53
Total interest earnings assets	6,771,849	65,039	3.81	6,749,004	65,075	3.87	6,809,747	69,335	4.05
Non-earning assets	602,316			601,023			633,551
Total assets	$7,374,165			$7,350,027			$7,443,298
Interest bearing liabilities:
Demand deposits	$1,748,317	$504	0.11%	$1,722,138	$475	0.11%	$1,613,136	$589	0.15%
Savings deposits	1,568,744	601	0.15	1,544,648	598	0.16	1,523,347	873	0.23
Time deposits	1,260,452	2,716	0.85	1,312,863	2,965	0.91	1,452,688	3,952	1.08
Repurchase agreements	418,561	58	0.05	466,533	74	0.06	501,640	144	0.11
Other borrowed funds	10	—	—	10	—	—	6	—	—
Long-term debt	37,132	487	5.20	37,142	483	5.22	37,174	502	5.37
Preferred stock pending redemption	—	—	—	—	—	—	—	—	—
Subordinated debentures held by subsidiary trusts	82,477	607	2.92	82,477	601	2.92	82,477	1,110	5.35
Total interest bearing liabilities	5,115,693	4,973	0.39	5,165,811	5,196	0.40	5,210,468	7,170	0.55
Non-interest bearing deposits	1,428,099			1,356,133			1,399,585
Other non-interest bearing liabilities	51,564			49,323			43,511
Stockholders’ equity	778,809			778,760			789,734
Total liabilities and stockholders’ equity	$7,374,165			$7,350,027			$7,443,298
Net FTE interest income		60,066			59,879			62,165
Less FTE adjustments (2)		(1,110)			(1,119)			(1,160)
Net interest income from consolidated statements of income		$58,956			$58,760			$61,005
Interest rate spread			3.42%			3.47%			3.50%
Net FTE interest margin (3)			3.52%			3.56%			3.63%
Cost of funds, including non-interest bearing demand deposits (4)			0.30%			0.32%			0.43%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited, $ in thousands)

	Nine Months Ended
	September 30, 2013			September 30, 2012
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,267,576	$166,530	5.22%	$4,169,311	$174,809	5.60%
Investment securities (2)	2,157,373	29,045	1.80	2,112,005	34,141	2.16
Interest bearing deposits in banks	378,239	717	0.25	447,865	852	0.25
Federal funds sold	3,547	17	0.64	2,430	11	0.60
Total interest earnings assets	6,806,735	196,309	3.86	6,731,611	209,813	4.16
Non-earning assets	600,556			628,732
Total assets	$7,407,291			$7,360,343
Interest bearing liabilities:
Demand deposits	$1,733,161	$1,453	0.11%	$1,597,397	$1,842	0.15%
Savings deposits	1,554,581	1,853	0.16	1,485,330	2,821	0.25
Time deposits	1,312,465	8,908	0.91	1,496,531	12,792	1.14
Repurchase agreements	465,415	232	0.07	502,828	452	0.12
Other borrowed funds	9	—	—	24	—	—
Long-term debt	37,142	1,450	5.22	37,184	1,495	5.37
Preferred stock pending redemption	3,114	159	6.83	—	—	—
Subordinated debentures held by subsidiary trusts	82,477	1,904	3.09	108,966	4,084	5.01
Total interest bearing liabilities	5,188,364	15,959	0.41	5,228,260	23,486	0.60
Non-interest bearing deposits	1,394,468			1,303,535
Other non-interest bearing liabilities	51,557			47,108
Stockholders’ equity	772,902			781,440
Total liabilities and stockholders’ equity	$7,407,291			$7,360,343
Net FTE interest income		180,350			186,327
Less FTE adjustments (2)		(3,357)			(3,514)
Net interest income from consolidated statements of income		$176,993			$182,813
Interest rate spread			3.45%			3.56%
Net FTE interest margin (3)			3.54%			3.70%
Cost of funds, including non-interest bearing demand deposits (4)			0.32%			0.48%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) tangible common stockholders' equity to tangible assets; (iii) tangible assets, (iv) tangible common stockholders' equity, and (v) return on average tangible common equity.

For purposes of computing tangible book value per common share, tangible book value equals common stockholders' equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders' equity divided by shares of common stock outstanding. For purposes of computing tangible common stockholders' equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders' equity to tangible assets is calculated as tangible common stockholders' equity divided by tangible assets. For purposes of computing return on average tangible common equity, average tangible common equity equals average common stockholders' equity less average goodwill and average other intangible assets (except mortgage servicing rights). Return on average tangible common equity is calculated by dividing net income available to common shareholders by average tangible common equity.

Management believes that these non-GAAP financial measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders' equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.

	2013			2012
	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30
Total stockholders’ equity (GAAP)	$792,860	$769,954	$771,373	$751,186	$797,870
Less goodwill and other intangible assets (excluding mortgage servicing rights)	188,569	188,925	189,281	189,637	189,994
Less preferred stock	—	—	—	—	50,000
Tangible common stockholders’ equity (Non-GAAP)	$604,291	$581,029	$582,092	$561,549	$557,876

Total assets (GAAP)	$7,500,100	$7,291,508	$7,439,317	$7,721,761	$7,461,152
Less goodwill and other intangible assets (excluding mortgage servicing rights)	188,569	188,925	189,281	189,637	189,994
Tangible assets (Non-GAAP)	$7,311,531	$7,102,583	$7,250,036	$7,532,124	$7,271,158

Quarterly averages:
Total stockholders' equity (GAAP)	$778,809	$778,760	$760,940	$791,905	$789,734
Less goodwill and other intangible assets (excluding mortgage servicing rights)	188,778	189,135	189,503	189,839	190,206
Less preferred stock	—	—	—	42,391	50,000
Average tangible common stockholder's equity (Non-GAAP)	$590,031	$589,625	$571,437	$559,675	$549,528

Common shares outstanding	44,089,962	43,835,881	43,614,942	43,290,323	43,252,383
Annualized net income available to common shareholders	$94,472	$86,256	$81,290	$64,106	$60,836

Book value per common share	$17.98	$17.56	$17.69	$17.35	$17.29
Tangible book value per common share	13.71	13.25	13.35	12.97	12.90
Tangible common stockholders’ equity to tangible assets (Non-GAAP)	8.26%	8.18%	8.03%	7.46%	7.67%
Return on average tangible equity (Non-GAAP)	16.01	14.63	14.23	11.45	11.07

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com